Exhibit 99.1

Time Inc.’s Audiences Continue to Be the Largest in the Company’s History with Mobile UVs up 29%, Video UVs up 57%, and Social Media Footprint up 37% Year-Over-Year*

Time Inc. Grew Digital Advertising Revenues 65% in the Second Quarter

Time Inc. Announced in July an Extensive Realignment Program to Drive Transformation for Long-Term Growth

Time Inc. Revises 2016 Revenue Outlook to Flat to +1.5%, Operating Income to $215 Million to $240 Million, and Adjusted OIBDA to $400 Million to $430 Million

Time Inc. Repurchased 2.17 Million Shares During the Second Quarter, and Retired $10 Million of Our Debt

NEW YORK, August 4, 2016 - Time Inc. (NYSE:TIME) reported financial results for its second quarter ended June 30, 2016.
Time Inc. Chairman and CEO Joe Ripp said, "We are entering an era where mobility and internet technology will touch every aspect of our lives. At Time Inc., we are positioning ourselves to benefit from the next wave of disruption. We are making progress to transform Time Inc. into a multi-platform, multimedia enterprise; and we are infusing digital and entrepreneurial culture into our day-to-day operations. In July, we announced our most far-reaching realignment program to date. It included very important changes to shed our siloed organizational structure. It enables us to integrate the Company across sales, edit, digital, brand management and native solutions and potentially unlock innovation, scale and synergy. I am confident that our new structure will enable us to seize the many new opportunities ahead.”

Results Summary
In millions (except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Measures
Revenues	$769	$773	$1,459	$1,453
Operating income (loss)	50	61	47	66
Net income (loss)	18	24	8	15
Diluted EPS	0.18	0.22	0.08	0.13
Cash provided by (used in) operations	79	63	27	43

Non-GAAP Measures
Adjusted OIBDA	$89	$117	$132	$168
Adjusted Net income (loss)	22	30	11	23
Adjusted Diluted EPS	0.22	0.27	0.11	0.20
Free Cash Flow	53	4	(34)	(20)
The Company’s Adjusted OIBDA, Adjusted Net income (loss), Adjusted Diluted EPS and Free Cash Flow are non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” below and the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures in Schedules I through IV attached hereto.

*Excluding All You and This Old House

SECOND QUARTER RESULTS

Revenues decreased $4 million or 1% in the second quarter of 2016 from the year-earlier quarter to $769 million, primarily reflecting declines in Print and other advertising revenues and in Circulation revenues, partially offset by growth in Digital advertising revenues primarily driven by acquisitions. The stronger U.S. dollar relative to the British pound had a $6 million adverse impact on Revenues for the quarter ended June 30, 2016.

Advertising Revenues increased $6 million or 1% in the second quarter of 2016 from the year-earlier quarter to $426 million reflecting a 65% increase in Digital advertising revenues, primarily resulting from the benefit of the Viant acquisition and to a lesser extent growth in Digital advertising revenues relating to video and programmatic sales. Partially offsetting these increases was the decrease in Print and other advertising revenues.

Circulation Revenues decreased $18 million or 7% in the second quarter of 2016 from the year-earlier quarter to $236 million , primarily due to the continued shift in consumer preferences from print to digital media. We saw lower domestic Subscription revenues and lower international Newsstand revenues as well as a decline due to the net impact of acquisitions and dispositions.

Other Revenues, which include marketing and support services provided to third parties, branded book publishing, events, and licensing, increased $8 million or 8% in the second quarter of 2016 from the year-earlier quarter to $107 million, principally driven by the benefit of acquisitions partially offset by a decline in branded book publishing.

Revenues Summary
In millions	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

Print and other advertising	$299	$343	(13)%	$569	$623	(9)%
Digital advertising	127	77	65%	217	150	45%
Advertising revenues	426	420	1%	786	773	2%

Subscription	154	166	(7)%	315	331	(5)%
Newsstand	74	82	(10)%	142	159	(11)%
Other circulation	8	6	33%	17	14	21%
Circulation revenues	236	254	(7)%	474	504	(6)%

Other revenues	107	99	8%	199	176	13%

Revenues	$769	$773	(1)%	$1,459	$1,453	—%

Operating Expense, which consists of Cost of Revenues and Selling, General and Administrative Expenses ("SG&A"), increased $30 million or 5% to $687 million, principally driven by increased expenses related to costs of operations of acquired businesses and growth initiatives, partially offset by benefits realized from previously announced cost savings initiatives and lower production costs. Additionally, included in SG&A for the quarters ended June 30, 2016 and 2015 were $7 million and $1 million, respectively, of costs related to mergers, acquisitions, investments and dispositions ("transaction costs") which have been excluded from our Adjusted OIBDA calculation. The stronger U.S. dollar relative to the British pound had a $5 million favorable impact on Operating expense for the quarter ended June 30, 2016.

Operating Income (Loss) was income of $50 million and $61 million for the quarters ended June 30, 2016 and 2015, respectively. The decrease in Operating income in the second quarter of 2016 versus the second quarter of 2015 was primarily driven by higher expenses associated with operations of acquired businesses, growth initiatives and transaction costs as well as lower revenues, partially offset by a gain on sale of certain of our titles and lower depreciation expense.

Adjusted OIBDA of $89 million for the quarter ended June 30, 2016 represented a decrease of $28 million from the year-earlier quarter of 2015.

Cash Flow Provided By (Used in) Operations was an inflow of $79 million for the quarter ended June 30, 2016 versus an inflow of $63 million for the year-earlier period.

Free Cash Flow was an inflow of $53 million for the quarter ended June 30, 2016 versus an inflow of $4 million for the year-earlier quarter, primarily reflecting lower capital expenditures as well as improvements in operating cash flows.
During the three months ended June 30, 2016, we repurchased $10 million of aggregate principal amount of our 5.75% Senior Notes at a discount and recognized a nominal pretax gain on the extinguishment of such notes. We also repurchased 2.17 million shares of our common stock at a weighted average price of $15.56 per share during the three months ended June 30, 2016. Such repurchases were made in accordance with our Board of Directors' authorizations in November 2015.
OUTLOOK

Our Outlook for 2016 is as follows:

$ in millions
	2015 Actual	Previous Full Year 2016 Outlook Range (1)			Current Full Year 2016 Outlook Range (1)
Revenues	(5%)	1%	to	5%	—%	to	1.5%

Operating income (loss)	$(823)	$305		$340	$215		$240

Adjusted OIBDA	$440	$440	to	$490	$400	to	$430
Investment spending, net	$(30)	$(25)			($20)

Capital expenditures	$166	$85	to	$105	$95	to	$105
Real estate related(2)	$115	$40			$50
Core & growth	$51	$45	to	$65	$45	to	$55

(1)    The Previous Full Year 2016 Outlook assumed USD to GBP exchange rate of 1.42 for the remainder of the year. The Current Full Year 2016 Outlook assumes USD to GBP exchange rate of 1.3 for the remainder of the year.

(2) 2015 Actual capital expenditures were offset by $46 million of tenant improvements allowances.

The Company’s Adjusted OIBDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” below and the reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure in Schedule V attached hereto.

CONFERENCE CALL WEBCAST

The Company’s conference call can be heard live at 8:30 am E.D.T. on Thursday, August 4, 2016.
To access a live audio webcast of the conference call, visit the Events and Presentations section of invest.timeinc.com.
The earnings press release and management presentation will be available on our website at invest.timeinc.com.

CONTACTS:
Investor Relations and Corporate Communications
Jaison Blair (212) 522-5952
Tanya Levy-Odom (212) 522-9225

USE OF NON-GAAP FINANCIAL MEASURES

Time Inc. utilizes OIBDA, Adjusted OIBDA, Adjusted Net income (loss), Adjusted Diluted EPS and Free Cash Flow, among other measures, to evaluate the performance of its business and its liquidity. We believe that the presentation of these measures helps investors to analyze underlying trends in our business and to evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market. We believe that these measures provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our liquidity and our ability to service our debt.

Some limitations of OIBDA, Adjusted OIBDA, Adjusted Net income (loss), Adjusted Diluted EPS and Free Cash Flow are that they do not reflect certain charges that affect the operating results of the Company’s business and they involve judgment as to whether items affect fundamental operating performance.

A general limitation of these measures is that they are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. OIBDA, Adjusted OIBDA, Adjusted Net income (loss), Adjusted Diluted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating income (loss), Net income (loss), Diluted Net income (loss) per common share and various cash flow measures (e.g., Cash provided by (used in) operations), as well as other measures of financial performance and liquidity reported in accordance with GAAP.

ABOUT TIME INC.

Time Inc. (NYSE:TIME) is one of the world's leading media companies, with a monthly global print audience of over 120 million and worldwide digital properties that attract more than 150 million visitors each month, including over 60 websites. Our influential brands include People, Sports Illustrated, InStyle, Time, Real Simple and Southern Living, as well as more than 50 diverse titles in the United Kingdom.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of Time Inc.’s businesses. More detailed information about these factors may be found in filings by Time Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. Time Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

TIME INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	June 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$320	$651
Short-term investments	60	60
Receivables, less allowances of $217 and $248 at June 30, 2016 and December 31, 2015, respectively	431	484
Inventories, net of reserves	33	35
Prepaid expenses and other current assets	162	187
Total current assets	1,006	1,417

Property, plant and equipment, net	300	267
Intangible assets, net	1,041	1,046
Goodwill	2,017	2,038
Other assets	140	116
Total assets	$4,504	$4,884

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$520	$683
Deferred revenue	419	436
Current portion of long-term debt	7	7
Total current liabilities	946	1,126

Long-term debt	1,240	1,286
Deferred tax liabilities	242	242
Deferred revenue	88	89
Other noncurrent liabilities	318	332

Stockholders' Equity
Common stock, $0.01 par value, 400 million shares authorized; 100.45 million and 106.03 million shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1	1
Preferred stock, $0.01 par value, 40 million shares authorized; none issued	—	—
Additional paid-in-capital	12,573	12,604
Accumulated deficit	(10,654)	(10,570)
Accumulated other comprehensive loss, net	(250)	(226)
Total stockholders' equity	1,670	1,809
Total liabilities and stockholders' equity	$4,504	$4,884

TIME INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Advertising
Print and other advertising	$299	$343	$569	$623
Digital advertising	127	77	217	150
Total advertising	426	420	786	773
Circulation
Subscription	154	166	315	331
Newsstand	74	82	142	159
Other circulation	8	6	17	14
Total circulation	236	254	474	504
Other	107	99	199	176
Total revenues	769	773	1,459	1,453
Costs of revenues
Production costs	165	176	324	336
Editorial costs	96	93	188	182
Other	69	26	114	48
Total costs of revenues	330	295	626	566
Selling, general and administrative expenses	357	362	722	721
Amortization of intangible assets	20	20	41	39
Depreciation	14	23	27	47
Restructuring and severance costs	10	12	11	14
Asset impairments	1	—	1	—
(Gain) loss on operating assets, net	(13)	—	(16)	—
Operating income (loss)	50	61	47	66
Bargain purchase (gain)	2	—	(3)	—
Interest expense, net	18	20	35	39
Other (income) expense, net	1	2	7	5
Income (loss) before income taxes	29	39	8	22
Income tax provision (benefit)	11	15	—	7
Net income (loss)	$18	$24	$8	$15

Per share information attributable to Time Inc. common stockholders:
Basic net income (loss) per common share	$0.18	$0.22	$0.08	$0.13
Weighted average basic common shares outstanding	100.56	109.78	100.42	109.67
Diluted net income (loss) per common share	$0.18	$0.22	$0.08	$0.13
Weighted average diluted common shares outstanding	101.25	110.18	100.94	110.06
Cash dividends declared per share of common stock	$0.19	$0.19	$0.38	$0.38

TIME INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended June 30,
	2016	2015
Cash provided by (used in) operations	$27	$43
Cash provided by (used in) investing activities	(164)	(168)
Cash provided by (used in) financing activities	(186)	(57)
Effect of exchange rate changes on Cash and cash equivalents	(8)	1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(331)	(181)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	651	519
CASH AND CASH EQUIVALENTS, END OF PERIOD	$320	$338

Schedule I

TIME INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA
(Unaudited; in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating income (loss)	$50	$61	$47	$66
Depreciation	14	23	27	47
Amortization of intangible assets	20	20	41	39
OIBDA(1)	84	104	115	152
Asset impairments	1	—	1	—
Restructuring and severance costs	10	12	11	14
(Gain) loss on operating assets, net(2)	(13)	—	(16)	—
Other costs(3)	7	1	21	2
Adjusted OIBDA(4)	$89	$117	$132	$168
______________

(1)	OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets.

(2)
(Gain) loss on operating assets, net primarily reflects the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015.

(3)
Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations.

(4)
Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.

Schedule II

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$29	$(11)	$18	$39	$(15)	$24
Asset impairments	1	—	1	—	—	—
Restructuring and severance costs	10	(4)	6	12	(5)	7
(Gain) loss on operating assets, net(1)	(13)	4	(9)	—	—	—
Bargain purchase (gain)(2)	2	—	2	—	—	—
(Gain) loss on extinguishment of debt(3)	—	1	1	—	—	—
Other costs	7	(4)	3	1	—	1
(Gain) loss on non-operating assets, net	—	—	—	(2)	—	(2)
Adjusted Net income (loss)(4)	$36	$(14)	$22	$50	$(20)	$30

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$8	$—	$8	$22	$(7)	$15
Asset impairments	1	—	1	—	—	—
Restructuring and severance costs	11	(4)	7	14	(6)	8
(Gain) loss on operating assets, net(1)	(16)	4	(12)	—	—	—
Bargain purchase (gain)(2)	(3)	—	(3)	—	—	—
(Gain) loss on extinguishment of debt(3)	(4)	2	(2)	—	—	—
Other costs	21	(9)	12	2	—	2
(Gain) loss on non-operating assets, net	—	—	—	(2)	—	(2)
Adjusted Net income (loss)(4)	$18	$(7)	$11	$36	$(13)	$23
______________

(1)
(Gain) loss on operating assets, net primarily relates to the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015.

(2)	Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(3)	Gain on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations.

(4)
Adjusted Net income (loss) is defined as Net income (loss) adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; Bargain purchase (gain); gains and losses on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

Schedule III

TIME INC.
RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited; all per share amounts are net of tax)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Diluted EPS	$0.18	$0.22	$0.08	$0.13
Asset impairments	0.01	—	0.01	—
Restructuring and severance costs	0.06	0.06	0.07	0.07
(Gain) loss on operating assets, net(1)	(0.09)	—	(0.12)	—
Bargain purchase (gain)(2)	0.02	—	(0.03)	—
(Gain) loss on extinguishment of debt(3)	0.01	—	(0.02)	—
Other costs	0.03	0.01	0.12	0.02
(Gain) loss on non-operating assets, net	—	(0.02)	—	(0.02)
Adjusted Diluted EPS(4)(5)	$0.22	$0.27	$0.11	$0.20
______________

(1)
(Gain) loss on operating assets, net primarily relates to the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015.

(2)	Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(3)	Gain on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations.

(4)
Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; Bargain purchase (gain); gains and losses on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

(5)
For periods in which we were in a net loss position, we have used the expected diluted shares in the calculation of Adjusted Diluted EPS as if we were in a net income position, without giving effect to the impact of participating securities.

Schedule IV

TIME INC.
RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW
(Unaudited; in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash provided by (used in) operations	$79	$63	$27	$43
Less: Capital expenditures	(26)	(59)	(61)	(63)
Free Cash Flow(1)	$53	$4	$(34)	$(20)
______________

(1)
Free Cash Flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures in the three and six months ended June 30, 2016 are primarily associated with concluding our real estate relocations.

Schedule V

TIME INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2016 OUTLOOK
(Unaudited; in millions)

		Previous 2016 Outlook		Current 2016 Outlook
	2015 Actual	Low	High	Low	High
Operating income (loss)	$(823)	$305	$340	$215	$240
Depreciation	92	60	70	60	60
Amortization of intangible assets	80	75	80	80	80
OIBDA(1)	$(651)	$440	$490	$355	$380
Asset impairments, Goodwill impairment, Restructuring and severance costs, (Gains) losses on operating assets, net; Pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions	1,091	—	—	45	50
Adjusted OIBDA(2)	$440	$440	$490	$400	$430
______________

(1)	OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets.

(2)
Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.